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DELOITTE & TOUCHE LLP
350 SOUTH GRAND AVENUE
LOS ANGELES, CA. 90071
(213) 688-0800 TELEPHONE



CONSENT OF INDEPENDENT AUDITORS

TCW GALILEO FUNDS, INC.:

We consent to the incorporation to the reference in this Post-Effective Amendment No. 29 Registration Statement No. 33-52272 on Form N-1A of our reports dated December 20, 2000 appearing in the Annual Reports of the funds comprising the TCW Galileo Funds, Inc. as of and for the respective periods ended October 31, 2000 and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are part of this registration statement.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP


June 4, 2001